Exhibit 8.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6064

TELEPHONE (212) 373-3000

LLOYD K. GARRISON (1946-1991)
RANDOLPH E. PAUL (1946-1956)
SIMON H. RIFKIND (1950-1995)
LOUIS S. WEISS (1927-1950)
JOHN F. WHARTON (1927-1977)

WRITER'S DIRECT DIAL NUMBER

212-373-3000

WRITER'S DIRECT FACSIMILE

212-757-3990

WRITER'S DIRECT E-MAIL ADDRESS

UNIT 5201, FORTUNE FINANCIAL CENTER
5 DONGSANHUAN ZHONGLU
CHAOYANG DISTRICT, BEIJING 100020, CHINA
TELEPHONE (86-10) 5828-6300

SUITES 3601 – 3606 & 3610
36/F, GLOUCESTER TOWER
THE LANDMARK
15 QUEEN'S ROAD, CENTRAL
HONG KONG
TELEPHONE (852) 2846-0300

ALDER CASTLE
10 NOBLE STREET
LONDON EC2V 7JU, UNITED KINGDOM
TELEPHONE (44 20) 7367 1600

FUKOKU SEIMEI BUILDING
2-2 UCHISAIWAICHO 2-CHOME
CHIYODA-KU, TOKYO 100-0011, JAPAN
TELEPHONE (81-3) 3597-8101

TORONTO-DOMINION CENTRE
77 KING STREET WEST, SUITE 3100
P.O. BOX 226
TORONTO, ONTARIO M5K 1J3
TELEPHONE (416) 504-0520

2001 K STREET, NW
WASHINGTON, DC 20006-1047
TELEPHONE (202) 223-7300

500 DELAWARE AVENUE, SUITE 200
POST OFFICE BOX 32
WILMINGTON, DE 19899-0032
TELEPHONE (302) 655-4410

MATTHEW W. ABBOTT
EDWARD T. ACKERMAN
JACOB A. ADLERSTEIN
JUSTIN ANDERSON
ALLAN J. ARFFA
JONATHAN H. ASHTOR
ROBERT A. ATKINS
SCOTT A. BARSHAY
PAUL M. BASTA
J. STEVEN BAUGHMAN
LYNN B. BAYARD
CRAIG A. BENSON
MARK S. BERGMAN
DAVID M. BERNICK
JOSEPH J. BIAL
BRUCE BIRENBOIM
H. CHRISTOPHER BOEHNING
BRIAN BOLIN
ANGELO BONVINO
ROBERT A. BRITTON
DAVID W. BROWN
WALTER BROWN*+
SUSANNA M. BUERGEL
JESSICA S. CAREY
DAVID CARMONA
GEOFFREY R. CHEPIGA
ELLEN N. CHING
WILLIAM A. CLAREMAN
LEWIS R. CLAYTON
YAHONNES CLEARY
RACHAEL G. COFFEY
JAY COHEN
KELLEY A. CORNISH
CHRISTOPHER J. CUMMINGS
THOMAS V. DE LA BASTIDE III
MEREDITH DEARBORN*+
ARIEL J. DECKELBAUM
KAREN L. DUNN
ALICE BELISLE EATON
ANDREW J. EHRLICH
GREGORY A. EZRING
ROSS A. FIELDSTON
ANDREW C. FINCH
BRAD J. FINKELSTEIN
BRIAN P. FINNEGAN
ROBERTO FINZI
PETER E. FISCH
HARRIS FISCHMAN
ANDREW J. FOLEY
VICTORIA S. FORRESTER
HARRIS B. FREIDUS
CHRISTOPHER D. FREY
MANUEL S. FREY
ANDREW L. GAINES
KENNETH A. GALLO
MICHAEL E. GERTZMAN
ADAM M. GIVERTZ
SALVATORE GOGLIORMELLA
NEIL GOLDMAN
MATTHEW B. GOLDSTEIN
ROBERTO J. GONZALEZ*
CATHERINE L. GOODALL
CHARLES H. GOOGE, JR.
ANDREW G. GORDON
BRIAN S. GRIEVE
UDI GROFMAN
NICHOLAS GROOMBRIDGE
BRUCE A. GUTENPLAN
MELINDA HAAG*
ALAN S. HALPERIN
CLAUDIA HAMMERMAN
BRIAN S. HERMANN
MICHELE HIRSHMAN
JARRETT R. HOFFMAN
ROBERT E. HOLO
DAVID S. HUNTINGTON
AMRAN HUSSEIN
LORETTA A. IPPOLITO
WILLIAM A. ISAACSON*
JAREN JANGHORBANI
BRIAN M. JANSON
JEH C. JOHNSON
BRAD S. KARP
PATRICK N. KARSNITZ
JOHN C. KENNEDY
BRIAN KIM
KYLE J. KIMPLER
ALEXIA D. KORBERG
ALAN W. KORNBERG
DANIEL J. KRAMER
BRIAN KRAUSE
CAITH KUSHNER
DAVID K. LAKHDHIR
GREGORY F. LAUFER
BRIAN C. LAVIN
XIAOYU GREG LIU
RANDY LUSKEY*+
LORETTA E. LYNCH
JEFFREY D. MARELL
MARCO V. MASOTTI
DAVID W. MAYO
ELIZABETH R. MCCOLM
JEAN M. MCLOUGHLIN
ALVARO MEMBRILLERA
MARK F. MENDELSOHN
CLAUDINE MEREDITH-GOUJON
WILLIAM B. MICHAEL
JUDIE NG SHORTELL*
CATHERINE NYARADY
JANE B. O'BRIEN
BRAD R. OKUN
LINDSAY B. PARKS
ANDREW M. PARLEN
DANIELLE C. PENHALL
CHARLES J. PESANT
JESSICA E. PHILLIPS*
AUSTIN POLLET*+
VALERIE E. RADWANER
JEFFREY J. RECHER
CARL L. REISNER
LORIN L. REISNER
JEANNIE S. RHEE*
WALTER G. RICCIARDI
WALTER RIEMAN
RICHARD A. ROSEN
ANDREW N. ROSENBERG
JUSTIN ROSENBERG
JACQUELINE P. RUBIN
CHARLES F. "RICK" RULE*
RAPHAEL M. RUSSO
ELIZABETH M. SACKSTEDER
JEFFREY D. SAFERSTEIN
JEFFREY B. SAMUELS
KENNETH M. SCHNEIDER
ROBERT B. SCHUMER
JOHN M. SCOTT
BRIAN SCRIVANI
KYLE T. SEIFRIED
KANNON K. SHANMUGAM*
CULLEN L. SINCLAIR
AUDRA J. SOLOWAY
SCOTT M. SONTAG
SARAH STASNY
TARUN M. STEWART
ERIC ALAN STONE
AIDAN SYNNOTT
BRETTE TANNENBAUM
RICHARD C. TARLOWE
DAVID TARR
MONICA K. THURMOND
DANIEL J. TOAL
LAURA C. TURANO
CONRAD VAN LOGGERENBERG
KRISHNA VEERARAGHAVAN
JEREMY M. VEIT
LIZA M. VELAZQUEZ
MICHAEL VOGEL
RAMY J. WAHBEH
JOHN WEBER
LAWRENCE G. WEE
THEODORE V. WELLS, JR.
LINDSEY L. WIERSMA
STEVEN J. WILLIAMS
LAWRENCE I. WITDORCHIC
AUSTIN WITT
MARK B. WLAZLO
ADAM WOLLSTEIN
JULIA TARVER MASON WOOD
JENNIFER H. WU
BETTY YAP*
JORDAN E. YARETT
KAYE N. YOSHINO
TONG YU
TRACEY A. ZACCONE
TAURIE M. ZEITZER
T. ROBERT ZOCHOWSKI, JR.

*NOT ADMITTED TO THE NEW YORK BAR
+ADMITTED ONLY TO THE CALIFORNIA BAR

May 11, 2021

NeuroRx, Inc.

1201 N. Market Street, Suite 111

Wilmington, DE 19801

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to NeuroRx, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger, dated as of December 13, 2020 (the “Merger Agreement”), by and among (i) the Company, (ii) Big Rock Partner Acquisition Corp., a Delaware corporation (“BRPA”), and (iii) Big Rock Merger Corp., a Delaware corporation and wholly owned subsidiary of BRPA (“Merger Sub”). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

This opinion is being delivered in connection with the Registration Statement (as amended through the date hereof, the “Registration Statement”) initially filed by BRPA on January 27, 2021 relating to the transactions contemplated by the Merger Agreement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the representation letters dated May 11, 2021 and delivered to us by BRPA, Merger Sub and the Company for purposes of this opinion, and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we have made such investigations of fact and law as we have deemed necessary as a basis for the opinion expressed below. We have assumed that the Merger will be consummated in accordance with the Merger Agreement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are, and will continue to be, duly authorized, valid, and enforceable.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of BRPA, Merger Sub and the Company and we have assumed that such statements and representations are and will continue to be true, correct, and complete without regard to any qualification as to knowledge or belief.

Our opinion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger to U.S. Holders (as defined in the Registration Statement).

Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of any transactions related to the Merger or contemplated by the Merger Agreement and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Furthermore, our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the date hereof of the Merger in U.S. federal income tax law that may affect our opinion. In addition, there can be no assurance that changes in the law will not take place which could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all the relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion has been prepared in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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